UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 23, 2007

MERITAGE HOMES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	1-9977	86-0611231
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17851 N. 85th Street, Suite 300, Scottsdale, Arizona	85255
(Address of Principal Executive Offices)	(Zip Code)

(480) 515-8100

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On March 23, 2007, Meritage Homes Corporation (the “Company”) entered into amendments to the second amended and restated employment agreements with each of Steven J. Hilton, its Chairman and CEO and Larry W. Seay, its Executive Vice President and Chief Financial Officer. Following is a description of the key provisions of each amendment.

Amendment to the Steven J. Hilton Second Amended and Restated Employment Agreement

The Amendment to the Second Amended and Restated Employment Agreement (the “Hilton Amendment”) is effective January 1, 2007, the effective date of the Second Amended and Restated Employment Agreement. The Hilton Amendment: (i) places additional restrictions regarding Mr. Hilton’s ability to engage in personal land banking and land development transactions (ii) places additional restrictions regarding Mr. Hilton’s ability to engage in competing homebuilding ventures and (iii) clarifies the acceleration schedule of unvested stock options and restricted stock outstanding under specific termination scenarios to conform to the terms under Mr. Hilton’s prior employment agreement.

Amendment to the Larry W. Seay Second Amended and Restated Employment Agreement

The Amendment to the Second Amended and Restated Employment Agreement (the “Seay Amendment”) is effective January 1, 2007, the effective date of the Second Amended and Restated Employment Agreement. The Seay Amendment: (i) places additional restrictions regarding Mr. Seay’s ability to engage in personal land banking and land development transactions and (ii) clarifies the vesting schedule of Mr. Seay’s unvested stock options and restricted stock outstanding in circumstances where Mr. Seay continues to provide consulting services subsequent to a termination to conform to the terms of Mr. Seay’s prior employment agreement.

The Hilton Amendment and Seay Amendment are each filed as an exhibit to this Form 8-K and are incorporated by reference herein.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

10.1	Amendment to the Steven J. Hilton Second Amended and Restated Employment Agreement

10.2	Amendment to the Larry W. Seay Second Amended and Restated Employment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 23, 2007

MERITAGE HOMES CORPORATION

/s/	Larry W. Seay
By:	Larry W. Seay
Executive Vice President and Chief
Financial Officer